G. BRAD BECKSTEAD
Certified Public Accountant
                                                          330 E. Warm Springs
                                                          Las Vegas, NV 89119
                                                                 702.257.1984
                                                             702.362.0540 fax





October 9, 2001


To Whom It May Concern:

I have issued my audit report dated October 9, 2001, accompanying the financial statements of Royal Phoenix for the nine months ended September 30, 2001 and the period ended December 31, 2000. I hereby consent to the incorporation by reference of said report in the Registration Statement of Royal Phoenix on Form SB-2 (File No. 333-72230), filed October 26, 2001. I also consent to the reference as "Expert".

Signed,



G. Brad Beckstead, CPA